Exhibit 16.1

January 22, 2015

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street NE, Mail Stop 6010
Washington DC  20549

Ladies and Gentlemen:

We have reviewed the disclosures concerning Ingenium Accounting Associates made by Essential Interactive Multimedia Auction Corporation in Item 4.01 of its Current Report on Form 8-K, and we are in agreement with such disclosures.

Sincerely,

/s:/ Ingenium Accounting Associates

4755 Caughlin Parkway, Suite A • Reno, NV 89519
Office 775-827-2312   Fax 775-827-1774   info@IngeniumCPA.com